Exhibit 99 (a)(l)(E)

Offer Letter to Exchange for Shares
by
ENERGY SERVICES OF AMERICA CORPORATION
of
up to 21,176,923 of its Outstanding and Issuable Warrants
at an Exchange Rate of eight and one-half (8½) Warrants for One (1) Share of the Company
(subject to adjustment to nine (9) Warrants for One (1) Share in Certain Circumstances)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JUNE 29, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated June 1, 2011 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Energy Services of America Corporation (the “Company”), a company incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding and issuable warrants (the “Warrants”) to purchase an aggregate of 21,176,923 shares of the Company (including 17,200,000 Warrants issued in connection with the Company’s initial public offering of Units (the “Public Warrants”), 3,076,923 Warrants issued to certain insiders in a private placement at the time of the Company’s initial public offering (the “Private Warrants”), and 900,000 Warrants issuable upon exercise of an unit purchase option (the “Unit Purchase Option”) issued to the underwriters in connection with the Company’s initial public offering (the “UPO Warrants”), par value $0.0001 per share (the “Shares”), to permit, during the Offer Period, the exchange of eight and one-half (8½) Warrants for one (1) Share (subject to adjustment to nine (9) Warrants for one (1) Share if the Unit Purchase Option is exercised during the Offer Period).  The “Offer Period” is the period of time commencing on June 1, 2011 and ending at 5:00 p.m. Eastern Time, on June 29, 2011, or such later date to which the Company may extend the Offer (the “Expiration Date”).  The exchange rate will be changed, without further notice, if the Unit Purchase Option is exercised during the Offer Period.

NO SCRIPT OR FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES. NO CASH WILL BE PAID IN LIEU OF FRACTIONAL SHARES, OR TO HOLDERS OF A NUMBER OF WARRANTS (EITHER BEFORE OR AFTER TENDERING WARRANTS) THAT IS FEWER THAN EIGHT AND ONE-HALF (8½) WARRANTS (NINE (9) WARRANTS IN THE EVENT THE UNIT PURCHASE OPTION IS EXERCISED). NO FRACTIONAL WARRANTS WILL BE ISSUED TO HOLDERS WHO TENDER A NUMBER OF WARRANTS THAT IS NOT DIVISIBLE BY EIGHT AND ONE-HALF (8½) (OR NINE (9), AS APPLICABLE).

WARRANTS NOT EXCHANGED FOR SHARES SHALL EXPIRE IN ACCORDANCE WITH THEIR TERMS ON AUGUST 29, 2011 AND OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may tender and exchange some or all of your Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exchange pursuant to the Offer are included as part of a Unit held by you, you must instruct us in the accompanying letter from you to separate the Units prior to exchange.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange rate of eight and one-half (8½) Warrants for one (1) Share (of nine (9) Warrants for one (1) Share if the Unit Purchase Option is exercised during the Offer Period).

We are the owner of record of shares and warrants held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the rate of eight and one-half (8½) Warrants for one (1) Share of the Company.

2.	The exchange rate may change, without notice to you, to a rate of nine (9) Warrants for one (1) Share of the Company if the Unit Purchase Option is exercised during the Offer Period.

3.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

4.	The Offer and withdrawal rights will expire at 5:00 p.m., Eastern time, on June 29, 2011, unless the Company extends the Offer.

5.
The Offer is for up to 21,176,923 Warrants, constituting of 100% of the issued and outstanding Public Warrants and Private Warrants of the Company as of May 24, 2011, and 900,000 UPO Warrants issuable upon the exercise of the Unit Purchase Option.

6.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

7.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exchanged.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will tender for exchange all your Warrants unless you specify otherwise on the attached Instruction Form.  If you hold a number of Warrants that is not evenly divisible by eight and one-half (8½) (or nine (9) if the Unit Purchase Option is exercised during the Offer Period), we will not exchange such portion of the tendered Warrants that is not evenly divisible by eight and one-half (8½) (or nine (9) if the Unit Purchase Option is exercised during the Offer Period), and you will continue to hold a small number of Warrants. No fractional Warrants will be issued to holders who tender a number of Warrants that is not divisible by eight and one-half (8½) (or nine (9), as applicable).

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern time, on June 29, 2011, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary or the Information Agent makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information included in and incorporated by reference into the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect to
Offer Letter to Exchange for Shares by
ENERGY SERVICES OF AMERICA CORPORATION
of
up to 21,176,923 of its Outstanding and Issuable Warrants
at an Exchange Rate of eight and one-half (8½) Warrants for One (1) Share of the Company
(subject to adjustment to nine (9) Warrants for One (1) Share in Certain Circumstances)

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated June 1, 2011 (the “Offer Letter”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Energy Services of America Corporation (the “Company”), a company incorporated under the laws of the State of Delaware, to the holders of the Company’s issued and outstanding and issuable warrants (the “Warrants”) to purchase an aggregate of 21,176,923 shares of the Company (including 17,200,000 Warrants issued in connection with the Company’s initial public offering of Units (the “Public Warrants”), 3,076,923 Warrants issued to certain insiders in a private placement at the time of the Company’s initial public offering (the “Private Warrants”), and 900,000 Warrants issuable upon exercise of an unit purchase option (the “Unit Purchase Option”) issued to the underwriters in connection with the Company’s initial public offering (the “UPO Warrants”), par value $0.0001 per share (the “Shares”), to permit, during the Offer Period, the exchange of eight and one-half (8½) Warrants for one (1) Share (subject to adjustment to nine (9) Warrants for one (1) Share if the Unit Purchase Option is exercised during the Offer Period).  The “Offer Period” is the period of time commencing on June 1, 2011 and ending at 5:00 p.m. Eastern Time, on June 29, 2011, or such later date to which the Company may extend the Offer (the “Expiration Date”).  The exchange rate will be changed, without further notice, if the Unit Purchase Option is exercised during the Offer Period.

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer; provided, that if such number is not evenly divisible by eight and one-half (8½) (or nine (9) if the Unit Purchase Option is exercised during the Offer Period), the undersigned instructs you to reissue a number of Warrants equal to the remainder (rounded down to the nearest whole number) after dividing by eight and one-half (8½) (or nine (9)).

[ ]
(Please check if any or all of your Warrants being exchanged are part of a Unit.) As the Warrants you are being instructed to exchange pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the exchange of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the exchange rate may change from eight and one-half (8½) to nine (9) without notice to you, (4) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (5) the undersigned has received the Offer Letter; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

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Number of Warrants to be exchanged by you for the account of the undersigned: _____________

*
No script or fractional shares will be issued. Warrants may only be exchanged for whole Shares. No cash will be paid in lieu of fractional Shares, or to holders of a number of Warrants (either before or after tendering Warrants) that is fewer than eight and one-half (8½) Warrants (nine (9) Warrants in the event the Unit Purchase Option is exercised). No fractional Warrants will be issued to holders who tender a number of Warrants that is not divisible by eight and one-half (8½) (or nine (9), as applicable).  IMPORTANT NOTE:  In certain circumstances described in the Offer Letter, the exchange rate may be changed from eight and one-half (8½) Warrants for one (1) Share to nine (9) Warrants for one (1) Share, without notice.  If the number set forth above is not evenly divisible by eight and one-half (8½) (or nine (9) if the Unit Purchase Option is exercised during the Offer Period), the Company will issue to the tendering Warrant holder a number of Warrants equal to the remainder after dividing by eight and one-half (8½) (or nine (9)).

**
Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged (subject to the restrictions on the issuance of fractional Shares and fractional Warrants).

Signature(s): ______________________________________________

Name(s): ______________________________________________
                                                             (Please Print)

Taxpayer Identification Number: ______________________________

Address(es): ____________________________________________________________________________________
(Including Zip Code) Area Code/Phone Number:

Date: _____________________, 2011

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